CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated July 13, 1999 included in the Form 10-K/A Amendment No. 3 of Coyote Network Systems, Inc. for the year ended March 31, 1999 into (i) Registration Statement on Form S-3 (File No. 33-88392), (ii) Registration Statement on Form S-8 (File No. 33-57188) and (iii) Registration Statement on Form S-3 (File No. 333-1055).




ARTHUR ANDERSEN LLP

Los Angeles, California
March 13, 2000